Exhibit 99.1

Nightfood Holdings Signs LOI to Acquire 51% of Jiun Jiang Enterprise

Proposal establishes a platform for semiconductor automation, AI infrastructure, and advanced manufacturing growth

Proposed all-stock transaction features performance-based consideration linked to PCAOB-audited revenue milestones

Enterprise value benchmarks range from $100 million up to $1.2 billion

LOS ANGELES, June 25, 2026 — via IBN – Nightfood Holdings, Inc. (OTCQB: NGTF), doing business as TechForce Robotics (“TechForce” or the “Company”), today announced that it has executed a non-binding Letter of Intent (the “LOI”) to acquire a 51% controlling interest in Jiun Jiang Enterprise Co., Ltd. (“JJ Enterprise”), a Taiwan-based manufacturer of precision industrial, advanced packaging and semiconductor automation and thermal interface material manufacturing systems, robotics, and intelligent manufacturing solutions.

Under the LOI, Nightfood would acquire its 51% interest through an all-stock share exchange, with JJ Enterprise becoming a majority-owned operating subsidiary. Consideration will be tied directly to JJ Enterprise’s performance as reflected in an anticipated PCAOB audit, aligning the stock Nightfood issues with the value of the acquired business. The parties intend to negotiate definitive agreements following completion of due diligence.

The proposed transaction furthers Nightfood’s anticipated transformation into a diversified automation and advanced-manufacturing platform positioned at the intersection of semiconductor manufacturing, AI infrastructure, robotics, pharmaceutical automation, and industrial technology.

Building Upon an Established Commercial Foundation

Unlike transactions built around early-stage technologies or pre-revenue concepts, JJ Enterprise would enter the proposed combination with existing manufacturing operations, established customer relationships, active commercial contracts, and a founding team with more than 30 years of experience in industrial machinery, precision engineering, and automation across Taiwan’s advanced-manufacturing ecosystem.

Management believes that combining JJ Enterprise’s engineering, manufacturing, and automation capabilities with Nightfood’s public-company platform would create opportunities for growth, expand production capacity, deepen customer relationships, pursue larger commercial programs, and establish additional manufacturing capabilities in the United States.

A Performance-Based, Audited-Revenue Framework

The LOI contemplates a revenue-based valuation tied exclusively to audited financial statements prepared in accordance with U.S. GAAP and audited by an independent PCAOB-registered accounting firm. The structure is designed so that consideration tracks audited business performance rather than projections. The audit of JJ Enterprise has not been completed and there is no guarantee that it can be completed in a timely manner or at all.

Initial Consideration. Based on achievement of an approximately $20 million annual revenue run rate, JJ Enterprise would carry an implied enterprise value of approximately $100 million, corresponding to a 51% equity value of approximately $51 million, payable solely in Nightfood common stock and subject to customary adjustment for any recapitalization or similar corporate action.

Performance-Based Earnout. Beyond the initial consideration, the LOI ties additional value to results the business actually delivers. As JJ Enterprise reaches higher levels of audited annual revenue, the implied enterprise value would step up accordingly:

● Approximately $250 million at $50 million in audited annual revenue
● Approximately $400 million at $100 million in audited annual revenue
● Approximately $700 million at $200 million in audited annual revenue
● Approximately $1.2 billion at $400 million in audited annual revenue

Each milestone would be based on audited financial statements prepared under U.S. GAAP and verified by an independent PCAOB-registered accounting firm, with any earnout paid in Nightfood common stock. The milestones are cumulative and do not expire, creating a structure that rewards actual business performance whenever achieved. Because every step is tied to audited revenue, value is created only as the business delivers results, aligning the interests of both companies’ shareholders.

Management believes that, over the first five years following closing, the combined platform has the potential to generate cumulative revenue of approximately $770 million while targeting EBITDA margins in excess of 25%. These figures represent management objectives only and are dependent upon numerous factors, including financing, capacity expansion, customer demand, market conditions, execution, and successful uplisting. No assurance can be provided that any such objectives will be achieved.

Governance and Management Continuity

If the proposed transaction is completed, JJ Enterprise’s existing management team would continue leading day-to-day operations, while Nightfood would support strategic growth, financing, public-market, and business-development initiatives. The LOI contemplates that JJ Enterprise would designate one member to Nightfood’s Board of Directors, while Nightfood would designate a majority of JJ Enterprise’s board, reflecting Nightfood’s controlling interest while preserving operational continuity.

Positioned for Long-Term Industry Trends

According to industry forecasts, semiconductor manufacturing equipment spending, AI infrastructure investment, advanced packaging adoption, and data-center expansion are expected to remain among the most significant capital-allocation priorities across the global technology sector for the foreseeable future. SEMI projects worldwide semiconductor equipment spending to reach a record $156 billion by 2027, driven by accelerating demand for AI computing, advanced semiconductor manufacturing, high-performance packaging technologies, and ongoing investments in domestic chip production capacity. Concurrently, McKinsey & Company estimates that global data-center infrastructure investment could exceed $6.7 trillion by 2030, including approximately $5.2 trillion dedicated to AI-enabled infrastructure. These long-term trends continue to be supported by substantial government and private-sector investments focused on strengthening semiconductor supply chains, expanding AI computing capacity, advancing next-generation packaging technologies, and enhancing manufacturing resiliency.

Source: SEMI, “Global Semiconductor Equipment Sales Projected to Reach a Record $156 Billion by 2027” (2024); McKinsey & Company, “The Cost of Compute: A $7 Trillion Race to Scale Data Centers” (2024).

Management Commentary

Jimmy Chan, Chief Executive Officer of Nightfood Holdings and TechForce Robotics, commented:

“We are not pursuing a concept-stage or early-stage technology company. Through the proposed transaction, we are seeking to partner with a business that has established manufacturing capabilities, customer relationships, engineering expertise, and decades of industry experience. We believe these attributes, together with Nightfood’s public-company platform and growth strategy, could create a foundation for long-term growth and value creation.

“As investment in AI infrastructure, semiconductor manufacturing, and advanced packaging continues to expand, our objective is to support JJ Enterprise’s future growth by leveraging Nightfood’s access to capital markets, public-company visibility, and strategic resources. Subject to the execution of definitive agreements and completion of the proposed transaction, we believe this relationship could help support future capacity expansion initiatives, potential U.S. manufacturing opportunities, and JJ Enterprise’s ability to serve customers across the semiconductor and AI infrastructure supply chain.

“We view this opportunity as part of a broader industry trend rather than an isolated transaction. As companies throughout Taiwan’s advanced manufacturing ecosystem evaluate opportunities to diversify geographically, strengthen supply-chain resilience, and support customers expanding operations in the United States, we believe Nightfood may be well positioned to serve as a public-market platform for select strategic opportunities that align with our long-term growth objectives. Any future transactions would be evaluated based on strategic fit, operational synergies, financial considerations, and their potential to contribute to long-term shareholder value.”

Transaction Status

The LOI is non-binding and serves as an expression of the parties’ mutual intent. There can be no assurance that definitive agreements will be executed on the terms described herein or at all or that the proposed transaction will be completed. Any transaction would remain subject to satisfactory completion of due diligence, negotiation and execution of definitive agreements, completion of PCAOB-compliant audited financial statements, required board, shareholder, governmental, and regulatory approvals, and Nightfood’s successful uplisting to, and active trading on, a U.S. national securities exchange. Under the LOI, closing shall not occur prior to such uplisting becoming effective.

About Jiun Jiang Enterprise Co., Ltd.

Jiun Jiang Enterprise Co., Ltd. (“JJ Enterprise”) is a Taiwan-based engineering and manufacturing company specializing in precision industrial equipment, semiconductor automation systems, advanced packaging equipment, thermal interface material manufacturing systems, robotics, intelligent manufacturing solutions, pharmaceutical automation equipment, and related advanced-manufacturing technologies.

JJ Enterprise is built upon a family-owned manufacturing foundation with more than 30 years of experience in industrial machinery, precision engineering, automation systems, and advanced manufacturing. The founding team has developed extensive technical expertise, engineering capabilities, and long-standing relationships across Taiwan’s advanced-manufacturing ecosystem, which JJ Enterprise applies today to design and manufacture customized automation solutions, semiconductor production and advanced-packaging equipment, robotics, and intelligent manufacturing technologies for customers throughout the semiconductor, electronics, AI-infrastructure, pharmaceutical, and industrial-technology supply chains.

For more information, visit https://jianjiang.com.tw/EN/.

About Nightfood Holdings, Inc. / TechForce Robotics

Nightfood Holdings, Inc. (OTCQB: NGTF), doing business as TechForce Robotics, is focused on AI-driven robotics, enterprise automation, hospitality automation, pharmaceutical automation, and advanced-technology commercialization. Through strategic acquisitions, partnerships, and technology-development initiatives, the Company is building a diversified automation platform serving multiple high-growth industries.

For more information, visit www.nightfoodholdings.com or www.techforcerobotics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed acquisition of Jiun Jiang Enterprise Co., Ltd., the anticipated benefits of the transaction, future growth opportunities, projected revenue and profitability objectives, the valuation and earnout framework, manufacturing expansion plans, AI infrastructure and semiconductor industry trends, potential future acquisitions, the Company’s anticipated uplisting to a national securities exchange, and other future events and developments.

These forward-looking statements are based on current expectations, estimates, projections, beliefs, and assumptions of management and are subject to significant risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Forward-looking statements are often identified by words and phrases such as “expects,” “anticipates,” “plans,” “projects,” “estimates,” “intends,” “believes,” “targets,” “may,” “could,” “would,” “will,” “should,” “potential,” “continue,” or similar expressions.

Among the factors that could cause actual results to differ materially are the parties’ ability to negotiate and execute definitive agreements, complete satisfactory due diligence, obtain required approvals, secure financing, achieve projected revenue and profitability objectives, successfully expand manufacturing operations, capitalize on anticipated market opportunities, complete a successful uplisting to a national securities exchange, and other risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission.

Forward-looking statements contained in this press release speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations & Media Relations & Corporate Communications Contacts

Investor Relations
ir@nightfoodholdings.com

Media Relations
media@nightfoodholdings.com

Corporate Communications
Editor@InvestorBrandNetwork.com
IBN | Austin, Texas
www.InvestorBrandNetwork.com
512.354.7000